Form C

Cover Page

Name of issuer:

Quila Maria's Tequila Ria, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: FL

Date of organization: 8/1/2015

Physical address of issuer:

2904 Pointer Place
Seffner FL 33584

Website of issuer:

https://www.quilamarias.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/14/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$6,275.00	$1,645.00
Cash & Cash Equivalents:	$3,775.00	$1,645.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$14,321.00	$15,545.00
Long-term Debt:	$30,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$170.00	$0.00
Net Income:	($79,146.00)	($25,200.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Quila Maria's Tequila Ria, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jose Leonardo Lopez, the "Chief."	Distiller, Bottler	Quila Maria's Tequila Ria, LLC	2015
Jesse Lee Carrigan	Salesman	Quila Maria's Tequila Ria, LLC	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jose Leonardo Lopez, the "Chief."	Managing Member-Mexico	2015
Jose Leonardo Lopez, the "Chief."	Director	2015
Jesse Lee Carrigan	Managing Member	2015
Jesse Lee Carrigan	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jose Leonardo Lopez	878,500	21.96
Jesse Lee Carrigan	879,000	21.98

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The distillation of tequila is highly regulated in Mexico, extensive permits and the Consejo Regulador del Tequila (CRT), the self-governing agency of the tequila industry, issues requisite approvals. The CRT may not approve the Company's applications to build and operate a tequila distillery, nor approve the Company's labels or quality of products. Additionally, mandatory fees by the CRT to operate a tequila distillery are required, and if not paid in a timely manner, may result in forced closure by the CRT.

The importation of tequila and margaritas into the United States is highly regulated and highly taxed. Once our tequila and margaritas are approved for bottling, and shipment into the United States, Federal Agencies FDA and DHS must approve the shipments and the Company meet guidelines required by such agencies. The Customs procedures are timely and expensive, and can cause extensive delays in our product being imported.

The Distribution of alcohol products in the United States is difficult and highly regulated. There are in excess of one-thousand tequila brands, all vying for distribution. Major suppliers of highly recognized brands have a tremendous advantage and can, and do, make it difficult for smaller brands to achieve distribution. Consequently, smaller brands must out market and out sell the larger competitors with tremendously smaller marketing budgets, an extremely difficult and risky task.

Retail shelf space is tight and difficult to obtain. Large chain retailers demand discounts to smaller and upstart brands, thereby shrinking margins. Smaller, independent retailers can be more difficult and demanding, requiring prices to match larger retailers, yet often demanding "free goods." As an example, they may require a "free case of margaritas" if they purchase a case of tequila. Large distributors and major brands often use such marketing tactics by giving away "free goods," as incentives to the retailer to purchase large volumes of a premium product.

The Company will target distribution of its tequila and margaritas by using smaller, independent distributors. Smaller distributors with limited brands must sell their portfolio at higher prices. This results in overall shelf price being much higher and therefore creating less opportunity to attract "value buyers," those who purchase products with little concern for the products quality. Additionally, smaller distributors demand better terms regarding payment of inventory. Larger distributors usually accept thirty-day terms for payment while smaller distributors require sixty and ninety day terms. This can, and does, create cash flow problems for the Company causing the supply side of our business to slow.

The Company's initial plan of distribution is in Florida and the Southeastern United States of Georgia, South Carolina, Tennessee, Louisiana and Arkansas. The Company's tequila and margaritas will require the registration of the brands and get label approvals in each individual state. This is not particularly expensive, but slow, and could cause the Company's distribution plans to be slower than we anticipate. As the Company expands into other states, each one will also require such approvals.

Initially, the Company will bottle Tequila Blue Head under contract with Tequilera Las Juntas in Amatitan, Mexico. Las Juntas currently produces several other brands of tequila, and the Company will be dependent upon Las Juntas to produce and bottle Tequila Blue Head in a timely manner. Distilling and bottling tequila is time consuming; consequently, the Company will be subject to having its orders fulfilled slower than needed, should Las Juntas be producing and bottling another brand.

Initially, the Company's portfolio will include Tequila Blue Head and Quila Maria's Tequila and Classic Lime Margaritas. Major liquor marketers and brands have several flavors of tequila, margaritas and other ready-to-drink products available creating a tremendous advantage on the retail shelf. Shelf space is difficult to obtain and a major brand with several flavors can, and does, demand that a retailer inventory all flavors, squeezing the small brand off the shelves or prime placement. The Company does plan to develop other flavors of ready-to-drink margaritas; however, development of flavors and getting the required approvals is time consuming and expensive and will require the Company to spend its resources.

The holders of the SAFEs may not have control over when the SAFEs are converted into preferred stock.

The SAFEs will be converted into shares of our preferred stock upon certain circumstances, with no action on the part of the holder. As a result, the SAFEs may be converted at times or under circumstances that are out of the control of the holders. In certain circumstances, such as the sale of the company, an initial public offering or dissolution or bankruptcy, holders may only have a right to receive cash to the extent available, rather than preferred stock or other securities. In addition, if the SAFEs are so converted, the holders will lose any rights and preferences of the SAFEs that are not included in the terms of our preferred stock.

We are under no obligation to convert the SAFEs into preferred stock. We may never receive a future equity financing or experience a liquidity event, in which case, the holders could be left holding the SAFEs indefinitely. Unlike convertible notes and other securities convertible into or exchangeable for preferred stock, the SAFEs do not have any "default" provisions permitting the holders to demand repayment. We have the discretion as to whether or not to enter into a transaction that causes the conversion of the SAFEs into preferred stock, and the holders have no right to demand such a conversion. Only in limited circumstances, such as a liquidity or dissolution event, may the holders demand payment and even then, such payment will be limited to the cash available to us to make such payments.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Tier 1: Legal, Acct., Offering Costs, $20,000, Advertising, $10,000, Bottling 1,000 Cases, 12,000 Bottles, Margaritas, $50,000, and Working Captial, $20,000.

If we raise: **$350,000**

Use of Proceeds: Tier 2: Legal, Acct., Offering Costs, $30,000, Advertising, $35,000, Bottling 1,000 cases, 12,000 bottles margaritas, $50,000, Bottling 1,000 cases, 6,000 bottles tequila, $100,000, Working Capital and Construction Reserve to build tequila ria, $135,000.

If we raise: **$700,000**

Use of Proceeds: Tier 3: Legal, Acct., Offering Costs, $40,000, Advertising, $70,000, Bottling 1,000 cases, 12,000 bottles margaritas, $50,000, Bottling 1,000 cases, 6,000 bottles tequila, $100,000, Working Capital and Construction Reserve to build tequila ria, $440,000

If we raise: **$1,000,000**

Use of Proceeds: Tier 4: Legal, Acct., Offering Costs, $60,000, Advertising, $100,000, Bottling 1,000 cases, 12,000 bottles margaritas, $50,000, Bottling 1,000 cases, 6,000 bottles tequila (Blue Head), $100,000, bottling 500 cases tequila (Quila Maria's), $50,000, Working Capital, $140,000, Construction Reserve to build tequila ria, $500,000.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement

again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units, Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (80%) , or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the SAFEs will have no voting rights, including after they receive **Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Valuation Cap) may be amended, waived
or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than
the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either. (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the CashOut Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the
Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap
may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock (list each class in order of preference):			
Common Stock			
Other			
LLC Membership Units	50,000,000	4,000,000	Yes

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$30,000 Convertible Debenture, 7% Interest, matures October 26, 2017, issued in Oct 2016. Convertible at $1.00 per Unit for 30,000 Membership Units. Tom and Pam Thornton.

$10,000 Convertible Debenture, 7% Interest, matures February 14, 2018, issued in Feb 2017. Convertible at $1.00 per Unit for 10,000 Membership Units. Tom & Pam Thornton.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Section 4(a)(2)	Priced Round	$20,000	General operations
4/2016	Regulation D, Rule 506(c)	Priced Round	$25,000	General operations
8/2016	Regulation D, Rule 506(c)	Priced Round	$30,000	General operations
10/2016	Section 4(a)(2)	Convertible Note	$30,000	General operations
2/2017	Section 4(a)(2)	Convertible Note	$10,000	General operations
4/2017	Regulation D, Rule 506(c)	Priced Round	$30,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

in January, 2017. Mr. Lopez and Mr. Carrigan, managers of Quila Maria's Tequila Ria, LLC, are also the managers of Blue Head Tequila, LLC, which officially changed it's name on May 5, 2017 to Don Mexico Brands, LLC. Additionally, the Company exchanged to the Unit holders of Don Mexico Brands, ten-percent, 10%, of the Company's outstanding membership Units prior to the Regulation C offering as consideration of the assets acquired.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Quila Maria's Tequila Ria, LLC, (Company) is a startup company organized under the laws of the state of Florida in August of 2015. The Company's primary activities thus far consist of the successful development of the formula and recipe for the Classic Lime margaritas, submitting the recipe to the Tax and Trade Bureau (TTB) in the United States for approval, and subsequent submission of the approved formula as part of the labeling process to register Quila Maria's brand label for the margaritas. The Company's formula and label have been approved by the TTB, and once funds are available, the Company intends to bottle margaritas. The initial production of the margaritas, until such time as the tequila ria is built in Guadalajara, will be bottled by an independent distillery in Florida.

Once the Company has received sufficient funds to build the tequila ria, and the tequila ria is distilling and bottling, we will produce and bottle margaritas and tequila at the facility in Mexico.

Quila Maria's has not generated any sales or revenue to date, and does not expect to do so until funding is in place to bottle margaritas and tequila. The Company has contracted with a distillery in Florida to bottle the margaritas and with a distillery in Mexico to bottle tequila. However, if the Company is successful in its efforts to raise the necessary capital, it intends to build and equip a micro distillery to distill, bottle and produce its products.

We expect to generate approximately seventy-five percent of our revenue from the sale of our margaritas and approximately twenty-five percent of revenue from the sale of our tequila.

Quila Maria's margaritas are ready-to-drink and will compete in that highly competitive category of beverages which includes colas, teas, and other margaritas and alcoholic beverages.

The Company will derive revenue from the sales of tequila and margaritas that are imported into the United States, or bottled by a contract bottler in the United States.

It is advantageous to bottle the margaritas in the United States initially as the Company can bring the margaritas to market quicker. This is the case because the distiller in Florida has all the necessary permits and is ready to bottle. If we wait to bottle in Mexico, it will be a much longer period of time as the tequila ria has to be built, permits issued, and product shipped into the United States.

Once the tequila ria is up and distilling, we will bottle in Mexico, increasing our margins dramatically. Higher margins will attract industry partners which could offer valuable distribution and retail channels that might not otherwise be available to the Company.

The Company acquired the trademarks, logos, formulas, contracts and certain other assets of Blue Head Tequila, LLC, in January, 2017. Mr. Lopez and Mr. Carrigan, managers of Quila Maria's Tequila Ria, LLC, are also the managers of Blue Head Tequila, LLC, which officially changed it's name on May 5, 2017 to Don Mexico Brands, LLC. Additionally, the Company exchanged to the Unit holders of Don Mexico Brands, ten-percent, 10%, of the Company's outstanding membership Units prior to the Regulation C offering as consideration of the assets acquired.

Although the Company lacks sales since inception, we believe we will greatly accelerate revenue in 2017. Subject to funding, bottling 1,000 cases of margaritas and 1,000 cases of tequila, will generate revenue of approximately $60,000 from the sale of margaritas and approximately $100,000 from the sale of 1,000 cases of tequila. Margins are expected to be in the 40-50% range, allowing the Company to expand sales and grow. The Company can increase sales by expanding into other markets outside of Florida by appointing distributors in other states.

We believe we can attract previous distributors of Tequila Blue Head, which at one time, was distributed in ten states. However, no assurance can be made that distributors will once again be willing to distribute Tequila Blue Head as it has been more than two years since any tequila was bottled and shipped. Consequently, retailers may not reallocate necessary shelf space to the Company's, or the distributors, products.

Our previous financing in the nearly two years since inception totals $145,000 was provide by investments from five individuals. Of the $145,000 invested, $40,000 is from Convertible Debentures with an established interest rate of seven-percent. $30,000 of the Convertible Debenture is due in October of 2017 and $10,000 of the Convertible Debenture is due in February, 2018. The debt is convertible at $1.00 per one Membership Unit. We believe the likelihood of conversion to be very high by the investors.

The primary expense thus far of the Company, is the payment of management fees paid to Mr. Carrigan and Mr. Lopez of approximately $50,000 since inception. Once the Company receives funding, Mr. Carrigan and Mr. Lopez will be paid a salary, rather than "management fees."

Liquidity
At the year end of 2016 (as of December 31, 2016), we had $3,775 in cash and cash equivalents, and total assets of $6,275. The current liabilities were $14,321, and total liabilities at $44,321.

Historical Result of Operations.
Quila Maria's Tequila Ria, LLC, is a start-up and a pre-revenue company. However, it has incurred start-up and development costs and expenses creating a net loss in 2015 of $25,200. Expenses increased in 2016 over 2015, primarily because 2015 operations were for a period of six-months compared to 2016 expense and loss of $79,146. The majority of expense was compensation paid to the Company's only two employees, Messer's Carrigan and Lopez. Additionally, label and bottle design, travel to Mexico and development of marketing materials were the major expenses.

The Company's investors provided the necessary funding to offset the losses.

The Company expects loses to continue in the near and intermediate future. Extensive advertising and marketing expenses will cause loses as the Company seeks distribution into the retail trade of its products. Additionally, initial expense of building the tequila ria will be incurred.

Cash In Hand and Burn Rate.
Our current burn rate is approximately $5,000 per month. This is expected to continue until the Company is funded and begins bottling margaritas and tequila. On May 1, 2017, the Company had $10,207 on hand which will fund the "burn" until approximately July 1. The Company has a commitment from a co-founder and principal to provide necessary funding for an additional three months, providing sufficient cash to fund the Company's operations until October 1. Short term expenses in the next three months is around $15,000, while midterm (next six months) is around $30,000.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.quilamarias.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Quila Maria's Tequila Ria LLC SAFE

Appendix C: Financial Statements

- Financials 1
- Financials 2
- 2015 Taxes
- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Jesse Lee Carrigan
- Jose Leonardo Lopez, the "Chief."

Appendix E: Supporting Documents


QUILA MARIA'S®
CLASSIC LIME
MARGARITAS
MADE WITH
BLANCO TEQUILA, LIME JUICE
AND NATURAL FLAVOR
MARGARITAS
QUILAMARIAS.COM
PRODUCED & BOTTLED BY
TEQUILERA LAS JUNTAS SA DE CV
IMPORTED BY
BLUE HEAD TEQUILA LLC
SEFFNER, FLORIDA

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"Margaritas Always Taste Better In Mexico."

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Future Equity (SAFE)

$5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Quila Maria's Tequila Ria, LLC. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$100+ Payment Voucher for 1 bottle Quila Maria's Classic Lime Margarita. See Shipping Policy on Pitch Deck.

$300+ Payment Voucher for 1 bottle Quila Maria's Classic Lime Margarita and 1 bottle of Tequila Blue Head Silver tequila. See Shipping Policy on PItch Deck

$400+ Payment Voucher for 1 bottle of Quila Maria's Classic Lime Margaritas and 1 bottle each of Tequila Blue Head Silver and Reposado tequilas. See Shipping Policy on PItch Deck

$500+ Get a Payment Voucher for one bottle of Quila Maria's Margaritas Classic Lime margaritas and 1 bottle each of Tequila Blue Head Silver, Reposado and Anejo tequilas. See Shipping Policy on Pitch Deck.

$1,200+ Get a Payment Voucher for one bottle each of Quila Maria's Margaritas plus 1 Bottles each of Tequila Blue Head Silver, Reposado and Anejo Tequila. See Shipping Policy on Pitch Deck.

$2,400+ Get a Payment Voucher for two bottles each of Quila Maria's Margaritas plus 2 Bottles each of Tequila Blue Head Silver, Reposado and Anejo Tequila. See Shipping Policy on Pitch Deck.

$10,000+ Get invited to the Grand Opening of Quila Maria's Tequila ria to taste our first batch of tequila produced and bottled in our own tequila ria. Invitees must pay for all expenses to Guadalajara, with the exception of dinner provided at Restaurant Santo Coyote in Guadalajara, the finest Mexican restaurant on the planet, plus Payment Voucher for 2 bottles each of Quila Maria's Margaritas and 2 bottles each of Tequila Blue Head Silver, Reposado, and Anejo tequilas. See Shipping Policy on Pitch Deck.

$25,000+ Age is a beautiful thing, as will be the investors name on a gold plate on a barrel of tequila, celebrating the distilling of our first batch of Quila Maria's Tequila. It will be aged for five years before release and the investor will receive a voucher for a case, six bottles, at that time. Plue, Payment Voucher for 2 bottles each of Quila Maria's Margaritas and 2 bottles each of Tequila Blue Head Silver, Reposado and Anejo tequilas.

> *We are going to build a tequila ria, a distillery of tequila near Guadalajara, Mexico. We will distill and bottle tequila, using the majority of the tequila to make ready-to-drink margaritas, the #1 selling cocktail in bars, restaurants, and liquor stores in the US for more than 20 years. We will import our products into the United States for distribution and sale to major retailers such as Walgreens, Wal-Mart, Target, CVS and other smaller, independent liquor stores.*



Jesse Lee Carrigan
FOUNDER,MANAGING MEMBER. US., QUILA MARIA'S TEQUILA RIA, LLC

OUR AMBITION

Our goal is to sell 540,000 bottles of Classic Lime Margaritas and 120,000 bottles of tequila in year 3 after funding. To accomplish this, we must sell 30,000 cases (6/case) of 1.75 Liter bottles, 30,000 cases (12/ case) of 750 ml bottles of margaritas, and 10,000 cases (12/case) of 750 ml bottles of tequila. That would generate revenue of approximately $5 million. Ambitious? Absolutely. Doable? Absolutely. See "Pitch Deck" for comparable, and possible company valuation.

KEY FACTS

- Tequila Blue Head won Double Gold Medals for all three styles of tequila, Blanco, Reposado and Anejo, at the 2008 San Francisco World Spirits Competition, said to have been the first and only time any tequila had ever achieved such recognition.
- Tequila Blue Head won "Best in Show" in the tequila category at the International World Spirits Competition in Edinburg, Scotland in 2009.
- Tequila Blue Head was the featured tequila for two years at EPCOT'S Mexico Pavilion and Restaurant. Unusual feat for a small brand.
- Tequila Blue Head has won numerous awards and recognition in local tastings throughout the United States.
- Tequila Blue Head was rated as the # 7 "Best Tequila."
- Tequila Blue Head was awarded the Wholesale Spirit & Wine Association's Double Gold medals in Las Vegas and Orlando in 2010.
- Quila Maria's Tequila Ria, LLC, acquired Quila Maria's and Blue Head trademarks, intellectual property, marketing rights, and other certain assets from Tequila Blue Head in March of 2017.
- Received formula approval and label approvals for Quila Maria's Margaritas in December, 2016.

DOCUMENTS

OPERATING_AGREEMENT.QUILA_MARIAS_TEQUILA_RIA.pdf
QUILA_MARIA_S_TEQUILA_RIA.PITCH_DECK_2.pdf

https://quilamarias.com

ALCOHOL | BARS & CLUBS | COCKTAILS | DISTILLERY | NIGHTLIFE | COCKTAILS | DISTILLERY | BARS & CLUBS | NIGHTLIFE

THE BUZZ ABOUT QUILA MARIA'S TEQUILA RIA, LLC

I've been missing out, however, since this brand has been knocking back awards since 2008, every year scoring a gold, double gold, or "best in show" at tasting competitions. I tasted all three types, all 100% blue agave, and found the blanco to be exceptional. It has plenty of real agave flavor, but without a lot of bite. The reposado is also excellent, with plenty of caramel and spiciness, resulting in a pleasant, long-lasting finish. It's good enough to sip neat over a long period.

Timothy

Editor/Writer Luxury Latin America

Honor and tradition, combined with true attention to detail and quality, have paved the way for this fine brand of Tequila. Blue Head Tequila offers the taste of authenticity, of true Tequila, and of Mexico.

Tequila.net

Blog for Tequila Industry



Blue Head Tequila Anejo - Tequila Reviews at TEQUILA.net

March 28, 2017

Blue Head Anejo Tequila, one of many types of tequila brands available for reviews and ratings by tequila aficionados.



Blue Head Anejo Tequila Reviews and Ratings - Proof66.com - Tequila Anejo - Liquor Reviews - Spirits Reviews

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Buy Blue Head Anejo Tequila online. Read spirit ratings/reviews for our Tequila - Anejo category.

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Tequila is meant for sipping as much as shooting - meaning you don't need to be trashed in a bar to enjoy. This south-of-the-border liquor is made from the blue agave plant found in Jalisco, Mexico, and has been refined over hundreds of years.



Spirits Review: Blue Head Tequila

January 15, 2012

The first time Blue Head Tequila passed my lips was recently when I attended the Clearwater Uncorked festival on the beach in Florida. Separate from the sea of wine pourings, inside the Hyatt Clearwater, was a room with just a few select brands of

"THE WINNER IS...TEQUILA BLUE HEAD!"

Gold Medals, Best in Show, Year after Year.


TEQUILA BLUE HEAD WINS DOUBLE GOLD FOR EACH STYLE OF TEQUILA
"the double gold medal is reserved for only those spirits who receive a unanimous vote of all 24 judges on our panel, truly a remarkable feat."
San Francisco World Spirits Competition. 2008
TEQUILA BLUE HEAD Silver
TEQUILA BLUE HEAD Reposado
TEQUILA BLUE HEAD Añejo
Crystal clear color. Nose offer pungent complex aromas. Intense flavors, yet attractively earthy. Wonderful development in the mouth, smooth and very expressive. Great character with a lengthy finish.
Pale watery color with a hint of gold. Complex aromas, a whiff of cinnamon with a malty grain note. Beautiful integration of spirit and wood, a full flavored style which is very elegant on the finish.
Dark bronze. Exotic characters in great amounts. Wonderful butterscotch flavor surrounded by an earthy complex of flavors. Carried into the mouth cleanly and with an undeniable spirit. Twist of smoke links the flavors and leads to a full, powerful finish.
Invest@wefunder.com
IWSC GOLD 2009 BEST IN SHOW



LOGO HONORS NATIVE TRIBE OF MICHOACAN, MEXICO.

ELEGANT, CUSTOM DESIGNED BOTTLE


TEQUILA BLUE HEAD Añejo
TEQUILA BLUE HEAD Reposado
TEQUILA BLUE HEAD Silver



HARD WORK! LOVE FOR TEQUILA. PRIDE OF OWNERSHIP!

"We have something very special." The "Chief."


THE "CHIEF," JOSE LEONARDO LOPEZ, AND SAUL OCAMPO, OWNER OF TEQUILERA LAS JUNTAS PREPARING BLUE AGAVE FOR ROASTING PRIOR TO DISTILLATION OF TEQUILA.



HOW WE WILL USE THE MONEY?

Bottle Tequila Blue Head, Quila Maria's Margaritas and build Quila Maria's Tequila Ria in Guadalajara, Mexico.



TIER 1: HOW WE WILL SPEND THE MONEY; $100,000 MINIMUM

USE OF PROCEEDS	$ 100,000
Legal, Accounting, & Offering Expense (4%)	$ 20,000
Advertising (Drudge, FB, Twitter, Perks)	$ 10,000
Bottle 1,000 Cases Margaritas (12,000 Bottles, 750 ml.)	$ 50,000
Working Capital	$ 20,000
Total	$ 100,000

We have established **a minimum capital raise of $100,000**. Unless we reach this goal, we will not receive any funds.

This initial amount gives us a beginning point and allows us to produce and bottle 1,000 cases, 12,000 bottles (750 ml) of margaritas. ***Preliminary cost for 1,000 cases is $50,000.*** This will create sales, hopefully strong enough to attract other investors, as we strive to reach our ultimate goal of $1,000,000.

Legal and Accounting costs is estimated at approximately $20,000 and Wefunder.com has a fee of 4% of equity raised, $4,000, plus they receive a 2% equity stake.

Working Capital will be partially used for salaries of Messers Carrigan and Lopez, travel, and other miscellaneous expenses.

PROPOSED BANNER AD FOR FACEBOOK, TWITTER, DRUDGE REPORT.
DRUDGE BANNER @ $10/K. 100,000 VIEWS FOR $1,000

CROWDFUND
QUILA MARIA'S TEQUILA RIA
JOIN OUR CROWD

PRELIMINARY BOTTLE DESIGN OF FIVE YEARS OLD EXTRA ANEJO, SINGLE BARREL TEQUILA

invest@wefunder.com

We will spend ***10% of funds raised to advertise***. This allocation has three goals: 1) to attract investors sufficient enough to subscribe our maximum offering of $1,000,000, 2) to create brand awareness for buyers, both at wholesale and retail, of **Quila Maria's Margaritas** and **Tequila Blue Head**, and, 3) allocate the expense of the "Perks."

As you see the ad on the left, a $1,000 ad campaign would be seen by an estimated 100,000 potential investors, buyers, or consumers. $10,000 would generate one-million views in a particular market, i.e., Tampa, Florida, Bentonville, NW Arkansas, or Columbia, South Carolina. These three markets will be familiar with Tequila Blue Head as we had good distribution and many retailers in each area.



INVESTMENT PERKS

Once inventory is available, you can redeem your Payment Voucher for our margaritas and tequila by ordering from our online retailer.


$100
$300
$400
$500
$1,200
$2,400
INVEST*
Receive payment voucher for 1 bottle each of margaritas, silver, reposado, and anejo tequila.
Receive payment voucher for 2 bottles each of margaritas, silver, reposado, and anejo tequila.
Payment voucher for 1 bottle.
Payment voucher for 1 bottle.
Payment voucher for 1 bottle.
Payment voucher for 1 bottle.
$10,000 or More
$25,000 or More
Drink margaritas, tequila, and have dinner with the "Chief," at perhaps the finest restaurant in Mexico, Santo Coyote. Dinner and cocktails on Quila Maria's, travel and accommodations on the investor. Available upon completion and opening of Quila Maria's Tequila Ria.
Age is a beautiful thing, as will be the investors name on a gold plate on a barrel of tequila, celebrating the distilling of our first batch of Quila Maria's Tequila.
It will be aged for five years before release and the investor will receive a voucher for a case, six bottles, at that time.
Proposed bottle design may change.
*Product will be shipped through an online retailer. Shipping and handling to be paid by investor at time of order, redemption of the voucher. Not redeemable immediately as product has to be produced, bottled and shipped. Quila Maria's complies with all federal, state, and local liquor laws and all appropriate taxes will be paid prior to shipping. Offer good to those 21 years of age or older. All product must be redeemed via voucher.



INCREDIBLE. FASCINATING. GUADALAJARA, MEXICO

Inviting. Delicious. Historic. Memorable. Timeless.


BEAUTIFUL TEQUILA MOUNTAIN AND VOLCANO AS SEEN FROM
A FIELD OF BLUE AGAVE NEAR GUADALAJARA, MEXICO



TEQUILA IN ART



Four days before Christmas in 2004, I was in Guadalajara at the request of a friend to find "this Indian" who supposedly made the "world's best tequila." It was unusually cold and raining very hard. I was lost on a dirt road in a rented Jeep, when I made a wrong turn in an effort to turn around. I had managed to run the vehicle into a ditch and the current in the stream was up to the doors. As quickly as I realized I was in trouble, a hand knocked on the window, signaling for me to roll down my window.

"Amigo, are you drunk, or just crazy?" Perfect English, and loud enough I could hear his words very clearly above the thunder, rain, and windshield wipers. When the window finally was fully down, I caught my first glimpse of him. The storm had not affected him very much; except he was carrying a large umbrella that I felt would blow away any second. He was surprisingly very dry.

"If you don't get out of that Jeep, you will be in the river before midnight. No one will ever find you." With that, he helped me open the door and shortly we were inside a small building no larger than a small home. When he turned toward me, I caught my first glimpse of what he actually looked like. To this day, I am amazed at how it all happened.

His face, neck, ears and lips were painted. Seven different colors, but predominantly two shades of blue, dark, or navy, and sky blue. The blues accented with yellow, red, green, black and orange, gave him the appearance of someone living in another time, another world.

SHOW MORE

MEET THE FOUNDERS

" a little salt and lime."



Jesse Lee Carrigan

FOUNDER,MANAGING MEMBER. US.

Co-Founder, Managing Member Tequila Blue Head



Jose Leonardo Lopez

THE "CHIEF," FOUNDER, MANAGING MEMBER MEXICO

Co-Founder Tequila Blue Head, Distiller, el Jimador, Tequila Aficionado,

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different?

Quila Maria's Margaritas are made with Real Lime Juice, from Tecoman, Mexico, the lime juice capital of the world, Real Sugar, not fructose, from cane grown just a few miles from Guadalajara, and Real Tequila, award winning tequila. Refreshing, authentic.

Three of the largest brands of margaritas, Jose Cuervo, Margaritaville, and Skinny Girl, produced and bottled in the Northeast of the United States, New York and Connecticut. They ship tequila in railroad tank cars from Mexico, dilute the tequila with "neutral spirits" and use fructose, fruit sugar, as a sweetener. We believe they are old, tired brands that can be exploited, meaning we can gain some of their market share. Fructose as a sweetener does change the flavor and diluted tequila will give you a headache.

How big is the market?

Margaritas are the number one selling cocktails in the United States, both in bars and restaurants and at retail.

Sweet and sour is the main characteristic of the margarita. The perfect marriage of those flavors with very good tequila creates a refreshing and satisfying balance that is unmatched in the search for a perfect cocktail. That fact, along with the explosion of the acceptance of Mexican food and culture in the United States, will propel the margarita as the number one cocktail for the near future. It is estimated that eighty percent of all tequila drank is in a margarita, and we realize that if we are going to sell a lot of tequila, our core business, we must sell many margaritas. We spent several years perfecting our formula..the perfect blend of sweet and sour with just the right amount of very fine tequila.

Who are your competitors? How are you different?

Our biggest competitors are Jose Cuervo, Margaritaville and Skinny Girl, all made in New York and Connecticut.

There are in excess of 1,100 tequilas made in Mexico. Of that number, only eight of them are made in their own tequila ria. 97.8% of all tequila made, someone besides the brand owners distill it and bottle it. We do not intend to distill and bottle any other brands except Quila Maria's and Blue Head. By doing so, immediately we are different that most others. It will also increase our margins because distilling is very profitable. Consequently, when the major liquor companies are searching for acquisitions, it is a tremendous advantage to have higher than average margins. Tequila's made by others create another level of profitability needed along the supply chain. Ultimately, the retail price the customer pays for the product is higher.

What do you understand about your business that others don't get?

It is not what we understand about our business that others do not get; it is that we understand what they are doing, and we get that. The liquor business is an open book. They will know what we are doing, in fact we will tell them. We want them to know, certainly not our margarita formula, because it took us four years of trial and error to perfect.

We get undercapitalization, the primary problem for small companies. We also understand how the big companies are overcapitalized and will do anything to squeeze a smaller competitor's brands from the retail shelves, and how they go about it.

The most important thing we "get;"...if we can attain sales levels that create as little as $2 million in revenue, the major liquor marketers will want to know more about our brands...and how much will it take to acquire our brand.

What's your biggest risk? What keeps you up at night?

Our biggest risk is not being funded...and that keeps me awake at night. Not being able to build a tequila ria or build the company to the level we think we are capable of.

How will you make money?

We'll make money by generating sales. Sales are key. Everything else to make a profit exist if you generate enough sales, and sales are generated for a new brand by advertising and marketing.

With our own tequila ria, it will be easier to make a profit because of increased margins; however, enormous profits can be made if we will spend that margin on advertising and marketing and forego profits in the first few years.

ASK A QUESTION

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ASK QUESTION

RISKS SPECIFIC TO QUILA MARIA'S TEQUILA RIA, LLC

1. The distillation of tequila is highly regulated in Mexico, extensive permits and the Consejo Regulador del Tequila (CRT), the self-governing agency of the tequila industry, issues requisite approvals. The CRT may not approve the Company's applications to build and operate a tequila distillery, nor approve the Company's labels or quality of products. Additionally, mandatory fees by the CRT to operate a tequila distillery are required, and if not paid in a timely manner, may result in forced closure by the CRT.

2. The importation of tequila and margaritas into the United States is...

READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Quila Maria's Tequila Ria, LLC is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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3rd

Jesse Carrigan

Manager, Quila Maria's Tequila Ria, LLC

Quila Maria's Tequila Ria, LLC • Louisiana Tech University

Seffner, Florida • 95

Send InMail

CO FOUNDER TEQUILA MARIA'S TEQUILA RIA, LLC. Responsible for all aspects of developing the Company's tequila and margaritas distillery and the import and distribution of the Company's products… See more

Experience

Founder, Manager
Quila Maria's Tequila Ria, LLC
Aug 2015 – Present • 1 yr 11 mos
Seffner, Florida

We produce and bottle Quila Maria's Margaritas and Tequila Blue Head.

Managing Member
Quila Maria's Tequila Ria, LLC
Aug 2015 – Present • 1 yr 11 mos
United States

Produce and bottle Tequila Blue Head and Quila Maria's Margaritas.

CEO, Founder, Managing Member
Blue Head Tequila LLC
Oct 2005 – Oct 2015 • 10 yrs 1 mo
Tampa, Florida

Co-Founder, Manager. Majority shares Unit Holder.

Co-Founder, Manager
Blue Head Tequila LLC
Oct 2005 – Aug 2015 • 9 yrs 11 mos
Tampa/St. Petersburg, Florida Area

Education

Louisiana Tech University
Bachelors of Science, Busines Administration, Marketing, Business, Management, Marketing, and Related Support Services
1964 – 1969

Contact and Personal Info

Jesse's Profile

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